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                                                                    EXHIBIT 23.3






Atria Communities, Inc.
515 West Market Street
Louisville, KY 40202

Ladies and Gentlemen:

        I hereby consent to the inclusion of my name as a person about to become a director of Atria Communities, Inc. (the "Company") in the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission.

                                            Very truly yours,


                                            /s/ Peter J. Grua
                                            -----------------
                                            Peter J. Grua